Exhibit 99.1

Permeo Technologies, Inc.

Financial Statements

For the years ended March 31, 2005 and 2004 with Report of Independent Auditors

Permeo Technologies, Inc.

Financial Statements

For the years ended March 31, 2005 and 2004

Report of Independent Auditors

The Board of Directors

Permeo Technologies, Inc.

We have audited the accompanying balance sheets of Permeo Technologies, Inc. (the “Company”) as of March 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Permeo Technologies, Inc. as of March 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Austin, Texas

March 3, 2006

Permeo Technologies, Inc.

Balance Sheets

(In thousands, except share data)

	March 31,
	2005	2004
Assets
Current Assets
Cash and cash equivalents	$3,764	$9,242
Accounts receivable, net of allowance of $2 and $nil, respectively	36	284
Accounts receivable from related party	—	320
Prepaid expenses and other current assets	90	80

Total current assets	3,890	9,926

Property and equipment, net	429	477
Other assets	12	—

Total assets	$4,331	$10,403

Liabilities and stockholders’ equity
Current Liabilities
Accounts payable	$147	$381
Employee related accruals	750	876
Accrued legal	310	37
Accrued other	233	228
Deferred revenue	1,956	1,761

Total current liabilities	3,396	3,283

Deferred revenue	136	416

Total liabilities	3,532	3,699

Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.001 par value:
Series A Convertible Preferred Stock; 681,858 shares authorized and issued; liquidation value of $3,538	3,539	3,539
Series B Convertible Preferred Stock; 5,299,045 shares authorized and issued; liquidation value of $6,463	5,299	5,299
Series C Convertible Preferred Stock; 9,622,258 shares authorized and issued; liquidation value of $14,286	12,235	12,235
Common stock, $0.001 par value; 35,000,000 and 25,000,000 shares authorized, respectively; 26,844 and 24,439 shares issued, respectively	—	—
Additional paid-in capital	40	40
Deferred stock compensation	(6)	(12)
Accumulated deficit	(20,308)	(14,397)

Total stockholders’ equity	799	6,704

Total liabilities and stockholders’ equity	$4,331	$10,403

See accompanying notes to financial statements

Permeo Technologies, Inc.

Statements of Operations

(In thousands)

	Year ended March 31,
	2005	2004
Revenues
License and Royalties	$1,105	$2,360
Professional services, maintenance and other	973	842

Total revenues	2,078	3,202

Costs and expenses
Cost of services and other fees	199	434
Research and development	2,933	2,819
Selling, general and administrative	4,923	6,927

Total operating expenses	8,055	10,180

Loss from operations	(5,977)	(6,978)

Interest income, net	66	71

Net loss	$(5,911)	$(6,907)

See accompanying notes to financial statements

Permeo Technologies, Inc.

Statements of Stockholders’ Equity (Deficit)

(In thousands except share data)

	Preferred Stock								Additional Paid In Capital	Deferred Stock Compensation	Accumulated Deficit	Total
	Series A		Series B		Series C		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at March 31, 2003	980,903	$5,091	5,000,000	$5,000	—	$—	14,491	$—	$38	$(18)	$(8,743)	$1,368
Proceeds from exercise of stock options	—	—	—	—	—	—	9,948	—	2	—	—	2
Exchange of Series A for Series B	(299,045)	(1,552)	299,045	299	—	—	—	—	—	—	1,253	—
Issuance of Series C Preferred Stock	—	—	—	—	9,622,258	12,235	—	—	—	—	—	12,235
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	6	—	6
Net loss	—	—	—	—	—	—	—	—	—	—	(6,907)	(6,907)

Balance at March 31, 2004	681,858	3,539	5,299,045	5,299	9,622,258	12,235	24,439	—	40	(12)	(14,397)	6,704

Proceeds from exercise of stock options	—	—	—	—	—	—	2,405	—	—	—	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	6	—	6
Net loss	—	—	—	—	—	—	—	—	—	—	(5,911)	(5,911)

Balance at March 31, 2005	681,858	$3,539	5,299,045	$5,299	9,622,258	$12,235	26,844	$—	$40	$(6)	$(20,308)	$799

See accompanying notes to financial statements

Permeo Technologies, Inc.

Statements of Cash Flows

(Dollars in Thousands)

	Year ended March 31,
	2005	2004
Operating Activities
Net loss	$(5,911)	$(6,907)
Adjustments to reconcile net loss to net cash and cash equivalents used by operating activites:
Depreciation and amortization	268	389
Amortization of deferred stock and stock compensation	6	6
Bad debt expense	2	—
Changes in operating assets and liabilities:
Accounts receivable	566	(277)
Prepaid expenses and other assets	(20)	(3)
Accounts payable	(234)	(140)
Accrued liabilities	152	450
Deferred revenue	(87)	900

Net cash and cash equivalents used in operating activites	(5,258)	(5,582)

Investing Activities
Capital expenditures, net of disposals	(220)	(435)

Net cash and cash equivalents used in investing activities	(220)	(435)

Financing Actvities
Proceeds from common stock issued and exercise of options	—	2
Proceeds from issuance of preferred stock	—	12,235

Net cash and cash equivalents provided by financing activities	—	12,237

Change in cash and cash equivalents	(5,478)	6,220
Cash and cash equivalents at beginning of period	9,242	3,022

Cash and cash equivalents at end of period	$3,764	$9,242

See accompanying notes to financial statements

Permeo Technologies, Inc.

Notes to Financial Statements

NOTE 1 – THE COMPANY

Permeo Technologies, Inc. (the “Company”), was incorporated in Delaware in May 2001. Permeo Technologies is a provider of secure enterprise remote access solutions. Permeo software solutions seek to simplify the complexities of remote access environments while increasing security. Permeo provides its solutions to a broad range of industry segments.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Use of Estimates

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that the Company make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, provision for doubtful accounts, fair value of investments, useful lives of property and equipment, income taxes, and contingencies and litigation, among others. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from the estimates made by management with respect to these items and other items that require management’s estimates.

Revenue Recognition and Related Receivable Allowances

The Company recognizes revenue upon delivery of the product, assuming that evidence of an arrangement between the customer and the Company exists, the fee to the customer is fixed or determinable, and collectability is reasonably assured. In the event the Company has future performance obligations or must obtain customer acceptance, revenue is deferred until the obligations are met or acceptance is obtained. Delivery is considered to have occurred when the customer takes title to the product and assumes the risks and rewards of ownership. Software delivery is considered to have occurred when the software key is made available to the customer electronically. For sales to resellers who have no rights of return, revenue and related cost of revenue are recognized upon shipment if a customer has been identified by the reseller at the time of shipment.

Maintenance contract revenue is initially deferred and recognized ratably over the life of the contract, with the related service cost expensed as incurred. Maintenance contracts usually have a duration of 12 months. Unearned maintenance contract revenue is included in deferred revenue.

When a sale involves multiple elements, the Company determines if those elements can be separated into multiple units of accounting. The entire fee from the arrangement is allocated to each respective element based on the residual method. Revenue for each element is then recognized in accordance with the Company’s policies for products and services when the revenue recognition criteria for that element is met. If the Company cannot establish fair value for any undelivered element, the Company would be required to recognize revenue for the whole arrangement at the time the revenue recognition criteria for the undelivered elements is met. Fair value for maintenance elements is based on substantive renewal rates.

The Company records shipping costs in both revenue and cost of revenue when it bills its customers for shipping. If the Company does not charge its customers for shipping, the costs incurred for shipping are reflected in cost of revenue but not recorded in revenue.

Probability of collection is assessed on a customer-by-customer basis. The Company’s customers are subjected to a credit review process that evaluates the customers’ financial condition and ability to pay for the Company’s products and services. If it is determined from the outset of an arrangement that collection is not probable based upon the review process, revenue is not recognized until cash receipt.

The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for

Permeo Technologies, Inc.

Notes to Financial Statements

doubtful accounts. The Company analyzes accounts receivable and historical bad debts, customer concentrations, customer solvency, current economic and geographic trends, and changes in customer payment terms and practices when evaluating the adequacy of such allowance, and any required changes in the allowance are recorded to general and administrative expense.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of ninety days or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value because of the short maturity of these instruments.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method, which amortizes the cost of the assets over their estimated useful lives. When depreciable assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts. Any gains or losses are included in the other expenses in the Company’s consolidated statements of operations. Major additions and betterments are capitalized. Maintenance and repairs which do not materially improve or extend the lives of the respective assets are charged to the operating expenses as incurred.

Software Development Costs

The Company’s policy is to capitalize eligible computer software costs of coding and testing subsequent to achievement of technological feasibility. The Company has defined technological feasibility as completion of a working model, subject to net realizable value considerations. As of March 31, 2005, no significant costs have met this criteria and, accordingly, the Company has charged all such software costs to Research and Development expense in the accompanying statements of operations.

Stock-Based Compensation

The Company accounts for its employee stock option plans in accordance with Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (APB 25), as allowed by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Stock-Based Compensation (SFAS No. 123) and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (SFAS No. 148). The Company has provided disclosures regarding the fair value of those options as required by SFAS No. 123 and SFAS No. 148.

Under APB 25, when the exercise price of the Company’s employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. To the extent that options are granted with an exercise price less than the fair market value of the underlying stock on the date of grant, the Company’s policy is to recognize compensation expense ratably over the vesting period.

Permeo Technologies, Inc.

Notes to Financial Statements

Had compensation cost been determined consistent with SFAS No. 123 which accounts for options under the fair value method, the Company’s net earnings and earnings per share would have been reduced to the pro forma amounts below:

	March 31, 2005	March 31, 2004
Net loss (in thousands):
As reported	$(5,911)	$(6,907)
Total stock-based compensation cost recognized under the intrinsic value method of APB No. 25, net of related tax effects included in the determination of net loss as reported	—	—
Stock-based employee compensation cost, net of related tax effects, that would have been included in the determination of net loss if the fair value-based method had been applied to all awards	(47)	(64)

Pro forma	$(5,958)	$(6,971)

The effect on pro forma net loss of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net earnings for future years due to such factors as the vesting period of the stock options and potential for issuance of additional stock options in future years.

The fair value of options was estimated at the date of the grant using the minimum value method for all years presented. The fair value of options was calculated using the following weighted-average assumptions:

	March 31, 2005	March 31, 2004
Risk-free interest rate	4.1%	3.2%
Dividend yield	0%	0%
Expected life	7 years	7 years
Volatility	Zero	Zero

The minimum value option valuation model results in an option value similar to the option value that would result from using the Black-Scholes option valuation model with a near zero volatility. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and which are fully transferable.

In addition, option valuation models in general require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different than those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. For purposes of pro forma disclosures, the minimum value of the options is amortized ratably to expense over the options’ vesting period.

Permeo Technologies, Inc.

Notes to Financial Statements

Advertising

All advertising costs of the Company are expensed the first time the advertising takes place. Advertising expense was approximately $18,000 and $84,000 for the years ended March 31, 2005 and 2004, respectively.

Income Taxes

In accordance with SFAS No. 109, Accounting for Income Taxes, income taxes are accounted for using the asset and liability method. Deferred taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in the results of operations in the period that includes the enactment date. In addition, the Company recognizes future tax benefits to the extent that realization of such benefits is more likely than not.

Other Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income and its components in the financial statements. There were no material differences between net income (loss) and comprehensive income (loss) during the periods presented.

Concentration of Credit Risk and Dependence on Certain Customers

Cash and accounts receivable potentially expose the Company to concentrations of credit risk, as defined by SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk. Excess cash is placed with highly rated financial institutions. The Company provides credit, in the normal course of business, to a number of geographically dispersed customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Accounts receivable from two customers (customers A and B) totaled approximately $36,000, or 100% of the Company’s accounts receivable balance as of March 31, 2005. Accounts receivable from two customers (customers C and D) totaled approximately $420,000, or 70% of the Company’s accounts receivable as of March 31, 2004.

In March 2005, the FASB issued SFAS No. 123 (revised 2005), Share-Based Payment, (SFAS No. 123R). SFAS No. 123R addresses the accounting for share-based payments to employees, including grants of employee stock options. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with APB 25. Instead, companies will be required to account for such transactions using a fair-value method and recognize the expense in the consolidated statement of operations. SFAS No. 123R will be effective for periods beginning after June 15, 2005 and allows, but does not require, companies to restate the full fiscal year of 2005 to reflect the impact of expensing share-based payments under SFAS No. 123R. The Company is required to use the Prospective Method of transition, as it has utilized the minimum value method for calculation of fair value of its stock based compensation, as permitted for privately held companies. The Company expects that the adoption of SFAS No. 123R will have a significant impact on its results of operations or overall financial position. See Stock-Based Compensation in Note 2 for the pro forma impact on net loss from calculating stock-based compensation costs under the fair value alternative of SFAS No. 123. However, the calculation of compensation cost for share-based payment transactions after the effective date of SFAS No. 123R will be different from the calculation of compensation cost under SFAS No. 123, but such differences have not yet been quantified.

Permeo Technologies, Inc.

Notes to Financial Statements

NOTE 3 – PROPERTY AND EQUIPMENT

The following table outlines the balances of each major fixed asset category (in thousands):

	March 31,
	2005	2004
Equipment	$1,290	$1,195
Purchased software	172	124
Furniture and leasehold improvements	58	50

	1,520	1,369
Less: Accumulated depreciation	(1,091)	(892)

	$429	$477

Property and equipment are depreciated over estimated useful lives of 3 years for furniture and fixtures, equipment and purchased software, and leasehold improvements.

Depreciation expense was approximately $268,000, and $389,000 for the years ended March 31, 2005 and 2004, respectively.

NOTE 4 – INCOME TAXES

The Company had federal net operating loss carryforwards of approximately $17.3 million and $11.7 million as of March 31, 2005 and 2004, respectively, which will begin to expire in 2021, if not utilized.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes are as follows (in thousands):

	March 31,
	2005	2004
Deferred tax liabilities:
Prepaids	$22	$24

Total deferred tax liabilities

Deferred tax assets:
Tax carryforward	5,739	4,123
Accrued expenses	168	27
Deferred revenue	661	564
Fixed assets	54	19
Tax credits	439	318
Other	28	—

Total deferred tax assets	7,089	5,051

Net deferred tax assets	7,067	5,027
Valuation allowance of net deferred tax assets	(7,067)	(5,027)

Net deferred taxes	—	—

The Company has established a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of deferred tax assets based on the Company’s lack of earnings history. The valuation allowance increased by approximately $2 million during the year ended March 31, 2005.

Permeo Technologies, Inc.

Notes to Financial Statements

The Company’s provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34% to loss before income taxes due primarily to the application of the valuation allowance.

NOTE 5 – EMPLOYEE STOCK OPTION PLAN

The Company has adopted a Stock Option Plan under which incentive stock options and non-qualified stock options may be granted to employees, directors and consultants to purchase shares of the Company’s common stock for a maximum of ten years (five years in the case of options granted to a person possessing more than 10 percent of the combined voting power of all classes of the Company’s stock as of the date of the grant).

The exercise price per share with respect to incentive stock options shall not be less than the fair market value on the date of grant of the shares subject to option (not less than 110 percent of the fair market value of the common stock in the case of options granted to a person possessing more than 10 percent of the combined voting power of all classes of the stock of the Company). The exercise price per share with respect to non-qualified stock options shall not be less than 85 percent of the fair market value of the common stock subject to option (not less than 110 percent of the fair market value of the common stock in the case of options granted to a person possessing more than 10 percent of the combined voting power of all classes of the stock of the Company). The vesting period of options granted under the plan is generally four years. The Company does not grant stock options at prices other than fair market value.

Option activity for the years ended March 31, 2005 and 2004 was as follows:

	Year ended March 31, 2005		Year ended March 31, 2004
	Shares under option	Weighted-average exercise price	Shares under option	Weighted-average exercise price
Beginning of period	2,014,291	$0.33	1,787,121	$0.29
Options granted	1,401,350	$0.06	1,495,429	$0.20
Options exercised	(2,405)	$0.20	(9,948)	$0.26
Options forfeited	(1,166,074)	$0.27	(1,258,311)	$0.30

End of year	2,247,162	$0.13	2,014,291	$0.33

Exercisable at end of year	485,729		358,720

The following table summarizes information about options outstanding and exercisable at March 31, 2005:

Options outstanding			Options exercisable
Exercise prices	Number	Weighted-average remaining contractual life	Number
$0.06	1,344,350	9.6	—
$0.20	698,576	8.0	313,861
$1.00	79,761	7.2	53,174
$1.04	124,475	6.3	118,694

	2,247,162		485,729

The Company has authorized 3,352,465 shares of common stock for issuance under the Company’s stock option plan, as well as direct stock grants, as of March 31, 2005.

Permeo Technologies, Inc.

Notes to Financial Statements

NOTE 6 – STOCKHOLDERS’ EQUITY

Convertible Preferred Stock

During June 2001, the Company issued 980,903 shares of Series A preferred stock at $5.1894 per share for an aggregate purchase price of $5,090,313 to fund its operations. The Series A preferred stock was issued for approximately $3,000,000 cash, $1,627,313 of assigned tangible and intangible assets from one investor, and $463,000 of assigned intellectual property rights from another investor.

During April 2002, the Company issued 1,000,000 shares of Series B preferred stock at $1.00 per share for an aggregate purchase price of $1,000,000 in cash. During August 2002, the Company issued 4,000,000 shares of Series B preferred stock at $1.00 per share for an aggregate purchase price of $4,000,000 in cash.

During May 2003, the Company issued 9,622,258 shares of Series C preferred stock at $1.2857 per share for an aggregate purchase price of $12,371,429 in cash. The Series C preferred stock is presented in the accompanying balance sheets, net of related offering expenses of approximately $136,000. In connection with the issuance of Series C preferred stock, the Company also exchanged 299,045 shares of Series A preferred stock for 299,045 shares of Series B preferred stock.

The preferred stock is convertible into common stock at any time at the option of the holder at a ratio that is defined in the relevant agreement, subject to adjustment for future dilution. The preferred stock automatically converts into common stock upon the closing of a firm-underwritten public offering in excess of $30 million and the price per share paid by the public is at least $8.99 per share, or at the option of two-thirds (2/3) of the outstanding shares of preferred stock voting on an as-converted basis.

Series B and Series C preferred stock holders shall be entitled to receive dividends when, as and if declared by the Company’s Board of Directors, on a pari passu (equal) basis at the rate of 8% per annum of the applicable liquidation preference per share of preferred stock, prior and in preference to any declaration or payment of any dividend on Series A preferred stock or common stock. Dividends when and as declared by the Board of Directors, on each share of Series B and Series C preferred stock shall be paid pro rata according to the Original Issue Price of such shares of Series B and Series C preferred stock. Dividends on each share of Series B and Series C preferred stock shall be cumulative and shall accrue on each share from day to day from the date of issuance until paid, whether or not declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. Dividends in arrears as of March 31, 2005 and 2004 are approximately $1,915,000 and $857,000, respectively, for Series C preferred stock. Dividends in arrears as of March 31, 2005 and 2004 are approximately $1,164,000 and $685,000, respectively, for Series B preferred stock.

If dividends on the full preferential amounts for Series B and Series C preferred stock have been paid, the holders of Series A preferred stock shall be entitled to receive dividends, when, as and if declared by the Company’s Board of Directors, at the rate of 8% of the Series A Original Issue Price prior and in preference to any declaration or payment of any dividend on common stock. Dividends on each share of Series A preferred stock shall be non-cumulative.

In the event of liquidation, the Series C preferred shareholders are entitled to receive $1.2857 per share, plus all accrued or declared and unpaid dividends, if any, prior to any distribution to any other shareholders. In the event of liquidation, if the assets and funds available for distribution exceed of the aggregate liquidation preferences to Series C preferred shareholders, the Series B preferred shareholders are entitled to receive $1.00 per share, plus all accrued or declared and unpaid dividends, if any, prior to any distribution to Series A preferred and common shareholders. In the event of liquidation, if the assets and funds available for distribution exceed of the aggregate liquidation preferences to Series C and Series B preferred shareholders, the Series A preferred shareholders are entitled to receive $5.1894 per share, plus all declared and unpaid dividends, if any, prior to any distribution to Series A preferred and common shareholders.

If the assets and funds available for distribution exceed the aggregate liquidation preferences to the holders of Series A, Series B, and Series C preferred shareholders, the remaining assets and funds of the Company available for distribution to the Company’s shareholders shall be distributed ratably among the holders of Series A preferred, Series B preferred, Series C

Permeo Technologies, Inc.

Notes to Financial Statements

preferred, and common stock in proportion to the number of shares held by them, where each share of preferred stock is treated as having been converted into the largest number of common shares into which the preferred shares could be converted. The distribution to Series A, Series B, and Series C preferred stock can not exceed five (5) times the applicable liquidation preference of any such series of preferred stock.

The Company has reserved approximately 13,300,000 shares of its common stock for issuance upon conversion of its Series A, Series B, and Series C preferred stock.

Restricted Stock Grants, Stock Options and Warrants Issued to Nonemployees

For the years ended March 31, 2005 and 2004, respectively, the Company recorded total stock compensation expense of approximately $6,000 in connection with stock option grants made to consultants for services rendered. This amount represents the fair value of the stock options. The expense was classified in the Company’s statement of operations according to the nature of the services provided. Stock compensation expense is amortized over the vesting periods of the related stock option grants if appropriate.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Lease Arrangements

The Company leases its primary facilities under a non-cancelable operating lease. The Company leases additional office space on a month to month basis. Future minimum payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at March 31, 2005 are as follows (in thousands):

Operating leases
2006	$46

Total minimum lease payments	$46

Rent expense under operating leases included in results of operations was approximately $206,000 and $179,000 for the years ended March 31, 2005 and 2004, respectively.

Executive Compensation Commitments

On March 22, 2004, the Company entered into an employment contract with a certain executive. The contract provided a severance arrangement and an agreement to issue the executive restricted stock totaling 10% of the fully diluted common stock of the Company. The shares are subject to vesting on a monthly basis over a four year period, subject to acceleration. The agreement allows for anti-dilution protection. As of March 31, 2005, the Company had not issued any shares to the executive. In August 2005 the Company issued 2,600,000 restricted shares of common stock to the executive under this agreement.

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business.

A reseller of the Company has asserted a claim that the Company owes it $722,000 related to software purchased by the reseller from the Company in December 2002 and two transactions between the Company and another customer in 2005. The Company believes this claim is without merit and intends to vigorously defend its position.

Indemnification

The Company’s software license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company records warranty costs as incurred and historically such costs have not been material. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights.

Permeo Technologies, Inc.

Notes to Financial Statements

NOTE 8 – RELATED PARTY TRANSACTIONS

Since inception, the Company has made significant sales to NEC and its affiliates, holders of preferred stock in the Company. In 2005 and 2004, the Company recognized $361,000 and $1,154,000, respectively, in revenues related to transactions with NEC and its affiliates. At March 31, 2005 and 2004, the Company had accounts receivable of $0 and $320,000 from NEC and its affiliates. The Company also leased office space from NEC pursuant to a verbal agreement for approximately $60,000 in both fiscal 2005 and 2004.

NOTE 9 – EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution plan (“the Plan”) in accordance with Section 401(k) of the Internal Revenue Code. The Plan is available to all regular employees of the Company. Eligible employees may elect to begin contributing the first of any month after their date of hire. Participants may contribute up to 25% of their compensation to the Plan, up to the annual maximum set by the Internal Revenue Service. The Company may make matching contributions based upon elective deferrals made by participants as well as nonelective contributions allocated to all employees eligible to participate in the Plan based upon eligible earnings. The Company has not contributed to the Plan to date. The Company’s only expenses related to the Plan are administrative costs, which are not significant.

NOTE 10 – SUBSEQUENT EVENTS

During August 2005, the Company issued 3,914,615 shares of Series C-1 preferred stock at $0.76636 per share for an aggregate purchase price of $3,000,004 in cash. Terms of the Series C-1 preferred stock are substantially consistent with the terms of the Series C preferred stock.

During August 2005, the Company renewed its primary facilities sublease agreement through November 30, 2006 under the same terms as the original sublease agreement.

Acquisition of Company

On March 3, 2006, the Company was acquired by Blue Coat Systems, Inc. for approximately $14.2 million in cash and approximately 1,361,000 shares of Blue Coat common stock.

Permeo Technologies, Inc.

Balance Sheets

(unaudited)

(in thousands, except share data)

	December 31,
	2005	2004
Assets
Current Assets
Cash and cash equivalents	$1,161	$4,942
Accounts receivable, net of allowance of $2 and $nil, respectively	394	349
Prepaid expenses and other current assets	83	41

Total current assets	1,638	5,332

Property and equipment, net	549	350
Other assets	12	12

Total assets	$2,199	$5,694

Liabilities and shareholders’ equity (deficit)
Current Liabilities
Accounts payable	$128	$144
Employee related accruals	894	360
Accrued legal	358	227
Accrued other	309	364
Deferred revenue	1,964	2,186

Total current liabilities	3,653	3,281

Deferred revenue	—	136

Total liabilities	3,653	3,417

Commitments and contingencies
Shareholders’ equity (deficit)
Preferred Stock; $0.001 par value:
Series A Convertible Preferred Stock; 681,858 shares authorized and issued; liquidation value of $3,538,434	3,539	3,539
Series B Convertible Preferred Stock; 5,299,045 shares authorized and issued; liquidation value of $6,462,642	5,299	5,299
Series C Convertible Preferred Stock; 9,622,258 shares authorized and issued; liquidation value of $14,286,539	12,235	12,235
Series C-1 Convertible Preferred Stock; 3,914,615 shares authorized and issued; liquidation value of $3,000,000	2,959	—
Common stock, $0.001 par value; 35 million and 25 million shares authorized, respectively; 26,844 and 24,439 shares issued, respectively	3	—
Additional paid in capital	196	40
Deferred stock compensation	(91)	(12)
Accumulated deficit	(25,594)	(18,824)

Total shareholders’ equity (deficit)	(1,454)	2,277

Total liabilities and shareholders’ equity (deficit)	$2,199	$5,694

Permeo Technologies, Inc.

Statements of Operations

(unaudited)

(in thousands)

	December 31,
	2005	2004
Revenues
License and Royalties	$1,709	$717
Professional services, maintenance and other	1,096	696

Total revenues	2,805	1,413

Costs and expenses
Cost of services and other fees	295	141
Research and development	2,845	2,042
Selling, general and administrative	5,001	3,703

Total operating expenses	8,141	5,886

Loss from operations	(5,336)	(4,473)

Interest income, net	51	46

Loss before income taxes	(5,285)	(4,427)

Provision for income taxes	—	—

Net loss	$(5,285)	$(4,427)

Permeo Technologies, Inc.

Statements of Stockholders’ Equity (Deficit)

(unaudited)

(in thousands, except share data)

	Preferred Stock
	Series A		Series B		Series C		Series C		Common Stock		APIC	Deferred Stock Comp	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at March 31, 2005	681,858	$3,539	5,299,045	$5,299	9,622,258	$12,235	—	$—	26,844	$—	$40	$(6)	$(20,308)	$799
Issuance of restricted stock	—	—		—	—		—	—	2,634,827	2	156	(89)		69
Amortization of deferred stock comp	—	—		—	—		—	—		—	—	4	—	4
Issuance of Series C-1 preferred	—	—		—	—		3,914,615	2,959					—	2,959
Net loss	—	—		—	—		—	—		—	—		(5,285)	(5,285)

Balance at Dec. 31, 2005	681,858	$3,539	5,299,045	$5,299	9,622,258	$12,235	3,914,615	$2,959	2,661,671	$2	$196	$(91)	$(25,593)	$(1,454)

Permeo Technologies, Inc.

Statements of Cash Flows

(unaudited)

(in thousands)

	December 31
	2005	2004
Operating Activities
Net loss	$(5,285)	$(4,427)
Adjustments to reconcile net loss to net cash and cash equivalents used by operating activities:
Depreciation and Amortization	227	194
Amort. of deferred stock & non-cash stock compensation	34
Bad debt expense	—
Changes in operating assets and liabilities:
Accounts receivable	(358)	255
Prepaid expenses and other assets	7	28
Accounts payable	(19)	(238)
Accrued liabilities	307	(190)
Deferred revenue	(128)	145

Net cash and cash equivalents used in operating activities	(5,215)	(4,233)

Investing Activities
Capital expenditures, net of disposals	(347)	(67)

Net cash and cash equivalents used in investing activities	(347)	(67)

Financing Activities
Proceeds from issuances of preferred stock, net of issuance costs	2,959

Net cash and cash equivalents provided by financing activities	2,959	—

Change in cash and cash equivalents	(2,603)	(4,300)
Cash and cash equivalents at beginning of period	3,764	9,242

Cash and cash equivalents at end of period	$1,161	$4,942